UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 8, 2012

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: 787-474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 8, 2012, Doral Financial Corporation (the “Company”) was notified by the New York Stock Exchange, Inc. (the “NYSE”) that the average per share closing price of its common stock during the 30 trading-day period ending October 31, 2012 was below the NYSE’s continued listing standard relating to minimum average closing share price. Rule 802.01C of the NYSE’s Listed Company Manual provides that the Company will be considered to be below compliance standards if the average closing price of the Company’s common stock is less than $1.00 over a consecutive 30 trading-day period.

Under the applicable rules of the NYSE, the Company has 10 business days from receipt of the notice to inform the NYSE that it intends to cure the deficiency. The Company intends to notify the NYSE that it intends to cure the deficiency within the prescribed timeframe. The Company has six months from receipt of the notice to regain compliance with the NYSE’s price condition and bring its share price and average share price back above $1.00 per share. The Company can regain compliance at any time during the six-month cure period if on the last trading day of any calendar month during the six-month cure period the Company has a closing share price of at least $1.00 and an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month. The Company can also regain compliance if at the expiration of the six-month cure period both a $1.00 closing share price on the last trading day of the cure period and a $1.00 average closing share price over the consecutive 30 trading-day period ending on the last trading day of the cure period are attained.

Subject to the NYSE’s rules, during the cure period, shares of the Company’s common stock will continue to be listed and will trade on the NYSE, subject to the Company’s continued compliance with the NYSE’s other applicable listing rules. Until the Company is able to cure this deficiency shares of the Company’s common stock will trade under the symbol “DRL.BC” The Company is currently in compliance with all other NYSE listing rules.

If the Company effectuates a reverse stock split vote at its next annual meeting of stockholders to cure the condition, the condition will be deemed cured if the price promptly exceeds $1.00 per share, and the price remains above the level for at least the following 30 trading days.

As required under NYSE rules, the Company issued a press release on November 9, 2012, announcing that it had received the notice of non-compliance and that the Company intends to cure the deficiency within the prescribed timeframe. A copy of this press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated November 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: November 9, 2012	By:	/s/ Enrique R. Ubarri
	Name:	Enrique R. Ubarri
	Title:	Executive Vice President- General Counsel